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                        EXHIBIT 3-C


                        400-1

                        Section:  BY-LAWS
                                  (AMSOUTH BANCORPORATION)
                        Subject:  Article I - Offices

                        Date:  April, 1995


SECTION 1.1:            PRINCIPAL OFFICE AND OTHER OFFICES

                        The principal office of the corporation shall be in Birmingham, Jefferson County, Alabama. The corporation may have such other offices, either within or without the State of Alabama, as the Board of Directors may designate or as the business of the corporation may require from time to time.
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                          400-2

                        Section:  BY-LAWS
                                  (AMSOUTH BANCORPORATION)
                        Subject:  Article II - Shareholders

                        Date:   April, 1995


SECTION 2.1:            ANNUAL MEETING

                        The annual meeting of the shareholders shall be held on the third Thursday in the month of April in each year, at the hour of 11:00 o'clock, a.m., local time, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state in which the meeting is to be held, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2.2:            SPECIAL MEETINGS

                        Special meetings of the shareholders, for any purpose or purposes, may be called only as provided in the Restated Certificate of Incorporation.

SECTION 2.3:            PLACE OF MEETING

                        The place of meeting shall be the principal office of the corporation in the State of Alabama unless some other place, either within or without the State of Alabama, is designated by the directors.
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SECTION 2.4:            NOTICE OF MEETING: FORM; CONTENTS; DELIVERY METHOD;
                        DELIVERY TIME

                        Written or printed notice stating (a) the place, day, and hour of the meeting and, in the case of a special meeting, or a meeting which is required by statute to be held for any special purpose, or of an annual meeting at which special action is to be taken, (b) the purpose or purposes for which the meeting is called, or the special action which is proposed to be taken shall be delivered either personally or by mail, by or at the direction of the Board of Directors, the Chief Executive Officer, the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. Any such notice which relates to an annual meeting of shareholders shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting; and, any such notice which relates to any special meeting of shareholders shall be delivered as provided in the Restated Certificate of Incorporation.

SECTION 2.5:            CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

                        For the purpose of determining which shareholders are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or which shareholders are entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty (50) days, or in the case of a determination of shareholders eligible to vote at a special meeting of shareholders called by the shareholders, not more than seventy-five (75) days, before the meeting or other event or occasion.
                        If the stock transfer books shall be closed for the purpose of determining which shareholders are entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.
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                        In lieu of closing the stock transfer books, the Board
                        of Directors or, in the case of a dividend record date, the Executive Committee may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in the case of a meeting of shareholders, not less than ten (10) days (or, in the case of a determination of shareholders eligible to vote at a special meeting of shareholders called by the shareholders, not more than seventy-five (75) days) prior to the date on which the particular action requiring such determination of shareholders is to be taken.

                        If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

                        When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

SECTION 2.6:            VOTING LISTS

                        The officer or agent having charge of the stock ledger for shares of the corporation shall make, at least ten
                        (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten
                        (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock ledger shall be the only evidence as to who are the shareholders entitled to examine such list or stock ledger or books of the corporation or to vote in person or by proxy at any meeting of shareholders.


SECTION 2.7:            QUORUM

                        A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting under the original notice. The shareholders present at a duly organized meeting may continue to transact business until the meeting is adjourned, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


SECTION 2.8:            PROXIES

                        At all meetings of shareholders, a shareholder may vote by proxy in writing executed by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.


SECTION 2.9:            VOTING OF SHARES

                        Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders.

SECTION 2.10:           VOTING OF SHARES BY CERTAIN HOLDERS

                        Except as provided in this paragraph, shares standing in the name of another corporation may be voted by such officer, agent, or proxy, as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares belonging to another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time; provided, however, that nothing in this section shall be construed as limiting the right of any such other corporation to vote stock of the corporation held by it in a fiduciary capacity.


                        Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy; but, no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

                        Shares standing in the name of a receiver may be voted by such receiver, and shares held or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

                        A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent such shares and vote thereon. Treasury shares shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the presence of a quorum.
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SECTION 2.11:           INSPECTORS

                        Prior to any meeting of shareholders, the Board of Directors or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Inspectors may, but are not required to be, employees of the corporation or of its subsidiaries. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

                        The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

                        The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxy, or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls.

                        In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a shareholder who submits a proxy by telegram, cablegram, or other electronic transmission from which it can be determined that the proxy was authorized by the shareholder, ballots, and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                        400-3

                        Section: BY-LAWS
                                 (AMSOUTH BANCORPORATION)
                        Subject:  Article III - Board of Directors

                        Date:    April, 1995


SECTION 3.1:            GENERAL POWERS

                        The business and affairs of the corporation shall be managed under the direction of its Board of Directors.


SECTION 3.2:            NUMBER, TENURE, AND QUALIFICATIONS

                        (a) Subject to the provisions of Paragraph (5) of
                        Section XI of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, as defined in Section IV of the Restated Certificate of Incorporation, to elect under specified circumstances by separate class vote additional directors, the number of directors of the corporation shall be fixed from time to time by the affirmative vote of two-thirds of the total number of directors then in office who have been elected by the holders of the capital stock of the corporation entitled to vote generally for the election of directors. No decrease in the number of directors shall shorten the term of any incumbent director.

                        (b) Directors need not be residents of the States of Alabama or Delaware nor shareholders of the corporation.

                        (c) Any director who has
                            (i) reached the age of sixty-eight (68) years,
                            (ii) become disabled to the extent that (in the
                           judgment of a majority of the remaining outside directors) he or she is unable to perform the duties of a director of this corporation or
                            (iii) retired or otherwise become permanently
                           separated from the business or professional position which he or she held at the time of his or her election to the Board of Directors will retire from the Board of Directors at the Annual Meeting of Shareholders of the Corporation next following the event in (i), (ii) or (iii) that requires retirement of such director from the Board.

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                        (d) Any director who is an officer of the corporation,
                        or of any subsidiary thereof, shall resign as a director effective on the date he or she ceases to be an officer.

                        (e) On recommendation of the Director Affairs Committee, the application to any individual of any provision of this Section 3.2 (c) (i) and (iii) may be waived by the Board of Directors; provided, however, that any such waiver shall be effective only on a year-to-year basis.


SECTION 3.3:            REGULAR MEETINGS

                        A regular meeting of the Board of Directors shall be held without other notice than this by-law at 1:00 o'clock, p. m., local time, on the third Thursday of the months of January, February, April, June, July, October, and December (unless such date shall fall on a holiday observed by AmSouth Bank of Alabama, in which event, the meeting shall be held on the next succeeding business day and at the same hour or at such other hour as may be designated by the Board of Directors). The Board of Directors may provide, by resolution, the time and place, either within or without the State of Alabama, for the holding of additional or substitute regular meetings without other notice than such resolution.


SECTION 3.4:            SPECIAL MEETINGS

                        Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any three (3) directors. A special meeting of the Board of Directors shall be held at the principal office of the corporation unless all directors agree in advance and in writing that it be held at another place, either within or without the State of Alabama.

SECTION 3.5:            PARTICIPATION BY CONFERENCE TELEPHONE

                        Members of the Board of Directors, or of any committee thereof, may participate in any meeting of the Board of Directors or of any such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and, participation in a meeting in such manner shall constitute presence in person at the meeting.


SECTION 3.6:            INFORMAL ACTION

                        Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if, prior to such action, a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 3.7:            NOTICE

                        At least one (1) day's notice of any special meeting of the Board of Directors or of any meeting of a committee of the Board of Directors shall be given to all directors or committee members, as the case may be, unless, in the opinion of the officers or directors calling the meeting, an emergency exists which requires less than one (1) day's notice; in that event, only such notice need be given as such officer or directors shall direct. Any director may waive notice of any meeting. (See, Section 10.1 of these by-laws.) The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


SECTION 3.8:            FEES

                        By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a fixed sum for attendance at each such meeting or a stated salary as director, or both.


SECTION 3.9:            QUORUM

                        Except as otherwise provided in Section XI of the Restated Certificate of Incorporation, a majority of the sum of (i) the number of directors determined pursuant to Paragraph (2) of Section XI of the Restated Certificate of Incorporation and Section 3.2(a) of these by-laws, and (ii) the number of directors, if any, elected under specified circumstances by a separate class vote of the holders of any class or series of Preferred Stock, as defined in Section IV of the Restated Certificate of Incorporation, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but, if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.


SECTION 3.10:           MANNER OF ACTING

                        Except as provided in Sections VIII and XI of the Restated Certificate of Incorporation and Section 3.2(a) and Section 3.15 of these by-laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


SECTION 3.11:           VACANCIES

                        Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directorships or any other reason shall be filled according to the provisions of Section XI of the Restated Certificate of Incorporation.

SECTION 3.12:           COMMITTEES OF THE BOARD OF DIRECTORS

                        The standing committees of the Board of Directors shall be the following:
                          a.  Executive Committee
                          b.  Strategic Planning Committee
                          c.  Director Affairs Committee
                          d.  Executive Compensation and Benefits Committee
                          e.  Audit, Compliance, and Public Policy Committee
                          f.  Finance and Pension Fund Committee


SECTION 3.13:           COMMITTEE MEMBERSHIP AND OPERATIONS

SECTION 3.13 (a):       The Executive Committee will be made up of the Chairman
                        of the Board, as chairman of the committee, and the chairmen of the other standing committees.

SECTION 3.13 (b):       The Strategic Planning Committee shall consist of all
                        outside, independent directors.

                              (1) A director will not be considered as
                        "independent" if he or she is an employee or former employee of the corporation or any of its subsidiaries, or is a substantial customer of or a supplier of goods or services to the corporation, or is a significant advisor or consultant to the corporation, except when the Board has determined that the facts of such relationship with the corporation are not such as would influence the exercise of independent judgment by the director. (The ownership of stock in the corporation by directors is encouraged and the ownership of a substantial amount of stock is not in itself a basis for a director to be considered as not "independent".)

                              (2) A director will not be considered an "outside"
                        director if he or she is an employee or a former employee of the corporation or any of its subsidiaries.

SECTION 3.13 (c):       The membership of the standing committees other than the
                        Executive Committee will be composed only of outside directors; there will be no less than three outside directors on each of the committees; and, in the case of the Executive Compensation and Benefits Committee, none of the members shall be or shall have been an employee or officer of the corporation or its subsidiaries or be eligible (or have been eligible during the twelve months preceding assignment to the committee) to participate in any compensation plan of the corporation, the administration of which is limited to directors who are not eligible to participate.

SECTION 3.13 (d):       Directors may serve on more than one committee but no
                        director simultaneously may be chairman of more than one committee.

SECTION 3.13 (e):       Each committee will have a secretary, who may, but need
                        not be, a member of the committee or of the Board, whose duty it will be to take and transcribe minutes of each committee meeting and to deliver them to the Secretary of the corporation.

SECTION 3.13 (f):       Annually, at its organizational meeting, the Board of
                        Directors will elect members to committee memberships and appoint chairmen of the committees. Members and chairmen of committees will serve until their successors are elected and may succeed themselves. At the time membership of a committee is elected, the Board may designate one or more directors as alternate members, who may replace any absent or disqualified member at any meeting of that committee.

SECTION 3.13 (g):       The Chairman of the Board of Directors and the chairman
                        of each committee will determine when the committee meets. Either the Chairman of the Board of Directors or the chairman of a committee may call meetings of the committee at any time.

SECTION 3.13 (h):       The Chairman of the Board of Directors and the chairman
                        of each committee will develop the committee's agenda, which will be consistent with the role of the committee as provided in these by-laws or in the Board of Directors resolution establishing the committee.

SECTION 3.13 (i):       A majority of the members of a committee shall
                        constitute a quorum of its members and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.
                        Further, in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum and if they act unanimously, may appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


SECTION 3.14:           STANDING COMMITTEES' AREAS OF RESPONSIBILITY

SECTION 3.14 (a):       EXECUTIVE COMMITTEE

                        In the time between meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the authority and powers of the Board of Directors to the extent allowed by law, specifically including, without thereby limiting the generality of the foregoing, the authority to declare dividends. The Executive Committee shall inform the Board of Directors of all actions taken by it at the first meeting of the Board of Directors following the taking of any such action.


SECTION 3.14 (b):       STRATEGIC PLANNING COMMITTEE

                        Duties and responsibilities:

                              (1) To review periodically with the Chief
                        Executive Officer of the corporation the mission and strategy of the corporation and its major subsidiaries;

                              (2) To review and address with the Chief Executive
                        Officer the significant issues and opportunities which affect the corporation and its strategy as such issues and opportunities arise;

                              (3) To review and act upon the recommendations of
                        the Chief Executive Officer with respect to plans which will further the execution of the corporation's strategy;

                              (4) To review and act upon the recommendations of
                        the Chief Executive Officer with respect to modification of the mission or strategy of the corporation;

                              (5) To review annually the corporation's plans for
                        succession and management development of key officers of the corporation, and to have on a continuing basis the recommendation of the Chief Executive Officer as to his successor, should he resign, die, or become unexpectedly disabled;

                              (6) To review at least twice annually, in
                        executive session at which members are free to raise any subject, its evaluation of the performance of the Chief Executive Officer.


SECTION 3.14 (c):       AUDIT, COMPLIANCE, AND PUBLIC POLICY COMMITTEE

                        Duties and Responsibilities:

                              (1) To protect the shareholders, customers,
                        employees, and directors of the corporation and its subsidiaries from undue risks and from liability by securing and reviewing financial and other information about the corporation and its subsidiaries and by monitoring the compliance of the corporation and its subsidiaries with the various laws and regulations to which the corporation and its subsidiaries are subject (including, without limitation, the provisions of the Federal Deposit Insurance Corporation Improvement Act [FIDICIA]);

                              (2) To review with the chief internal auditor and
                        the independent public accountant their annual audit plans, including the degree of coordination of their respective plans and to enquire into the extent to which the planned audit scope can be relied upon to detect fraud or weakness in internal controls;

                              (3) To make recommendations to the Board of
                        Directors with regard to the appointment or discharge of the corporation's independent public accountants;

                              (4) To review with the independent public
                        accountants the cooperation received from management during the course of the audit and the extent to which any restrictions placed upon them may have affected their examination;

                              (5) To review the Annual Report to Shareholders
                        prior to its publication and to discuss with the independent public accountants any significant transactions not a normal part of the corporation's business, significant adjustments proposed by them, and comments submitted by the independent public accountants concerning the corporation's system of internal accounting control, together with management's actions to correct any deficiencies noted;

                              (6) To review steps taken to assure compliance
                        with the corporation's policy regarding conflicts of interest and business ethics;

                              (7) To review transactions or relationships
                        between the corporation and any director, officer, or stockholder owning more than 5% of the corporation's common stock (including any family members of the foregoing); and to make recommendations to the Board of Directors concerning whether such relationships should continue; and, to ascertain that appropriate reporting of such transactions or relationships has been made in accordance with regulations of the Securities and Exchange Commission and other regulatory agencies;

                              (8) To review the quality and depth of staffing of
                        the corporation's financial, accounting, and internal audit personnel;

                              (9) To review the scope of the internal auditors'
                        activities, their reports of findings resulting from the examination of the corporation's records, operations, and systems of internal accounting controls, and matters affecting their independence in the performance of the audit of the corporation's accounts;

                              (10) To meet at least annually with the
                        independent public accountants and internal auditors to verify the corporation's financial statements, internal accounting control systems, and compliance with the corporation's policy, laws, and other regulations of the various banks and other subsidiaries owned by the corporation and to review with them the results of examinations by regulatory agencies and the effectiveness of the corrective action taken by management in response to the examination reports;

                              (11) To consider and review the policies and
                        practices established by the corporation from time to time to address issues of social and public concern, including, but not limited to, equal employment opportunity, charitable and educational contributions, health and safety programs, environmental protection and energy conservation, government affairs, and shareholder relations;

                              (12) To review significant legislative and other
                        social trends and developments of importance to the corporation and its employees and customers;

                              (13) To report, and make recommendations, to the
                        Board of Directors from time to time, as the committee may deem advisable, on any of the matters described above;

                              (14) To review expense accounts and executive
                        perquisites of the corporation's Management Committee;

                              (15) To communicate and meet regularly and in
                        private session with (i) the corporation's independent public accountants, (ii) the corporation's internal auditors, (iii) the corporation's officers responsible for loan review, and (iv) the corporation's senior management;

                              (16) To review all significant litigation
                        involving the corporation and, particularly, all litigation involving claims of wrong-doing by directors, officers, or independent public accountants of the corporation;

                              (17) To review annually with management their
                        plans for the scope of the independent public accountants' activities, including their performance of non-audit services, and expected fees to be incurred therefore, the accountant's report of findings resulting from examination of the corporation's records and systems of internal accounting controls, and matters affecting their independence in the performance of the audit of the corporation's books and records


SECTION 3.14 (d):       EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE.

                           Duties and Responsibilities:

                              (1) Periodically to examine and make
                        recommendations to the Board of Directors regarding the corporation's overall executive compensation structure;

                              (2) To administer the corporation's executive
                        compensation plans or other arrangements providing for benefits to officers of the corporation in accordance with the terms of the plans and any rules and regulations thereunder, and to delegate all or a portion of its powers and responsibilities with respect to such plans to the Chief Executive Officer of the corporation; provided, however, that the Committee shall retain all power and responsibility with respect to awards granted to officers of the corporation or its subsidiaries at the level of Executive Vice President and above;

                              (3) To designate the employees eligible to be
                        granted awards under the corporation's executive compensation plans and other arrangements providing for benefits to officers of the corporation, and the type, amount, and timing of such awards; provided, however, that the committee may delegate to the Chief Executive Officer of the corporation its responsibilities to approve awards to employees of the corporation and its subsidiaries below the level of Executive Vice Presidents;

                              (4) To review and make recommendations to the
                        Board of Directors with respect to creation of new executive compensation plans of the corporation and plan terminations;

                              (5) To consider and make recommendations to the
                        Board of Directors concerning amendments to existing executive compensation plans;

                              (6) To review annually and approve the salaries
                        paid to officers of the corporation and of its subsidiaries at the level of Executive Vice President and above;

                              (7) To consider and recommend to the Board of
                        Directors the terms of any contractual agreements and other similar arrangements that may be entered into with officers of the corporation and of its subsidiaries;

                              (8) To recommend to the Board of Directors a slate
                        of executive officers of the corporation at the level of the Management Committee or higher to be elected annually and to recommend at other appropriate times, with respect to executive officers at the level of the Management Committee or higher, their removal, promotion, and the filling of vacancies which occur during the year;

                              (9) To review and approve or disapprove the
                        holding or assuming of any office or board membership or similar position with any non-affiliated corporation or other entity by any officer of the corporation or by any officer of any subsidiary or affiliate of the corporation at the level of Executive Vice President or above; provided, however, that action of the committee shall not be required for holding positions with any "not-for-profit" entity, including any civic, religious, community, or charitable institution nor for positions held by officers of the Trust Division as a part of their duties as trust officers. The committee shall act upon the written recommendation of the Chief Executive Officer and no officer at the level of Executive Vice President or above shall accept or stand for election for any such position without the prior approval of this committee.


SECTION 3.14 (e):       FINANCE AND PENSION FUND COMMITTEE.

                          Duties and Responsibilities:

                              (1) To review and make recommendations regarding:

                                  (A) dividend policy and action;

                                  (B) issuance of debt and equity securities by
                        the corporation and its subsidiaries and affiliates and the material terms of all such debt and equity securities; and,

                                  (C) guarantees of debt by the corporation, its
                        subsidiaries and affiliates.

                              (2) To review the recommendations of the
                        corporation's management concerning financial policies and, based thereon, to set and approve:

                                  (A) Long-term financial policies and annual
                        financial plans of the corporation and its subsidiaries;

                                  (B) Policies relating to management of foreign
                        currencies and foreign credit of the corporation and its subsidiaries;

                                  (C) Policies for portfolio investments of the
                        corporation and its subsidiaries;

                                  (D) Expenditures, commitments, and
                        dispositions by the corporation and its subsidiaries of property valued in excess of Five Million Dollars; except, however, no such approval shall be required for the disposition of property acquired by a bank in the collection of a debt due to the bank, through foreclosure or otherwise (generally "Other Real Estate Owned");

                                  (E) The selection and appointment of
                        investment bankers and managing underwriters in connection with the issuance of securities by the corporation, its subsidiaries, or affiliates; and,

                                  (F) The terms of loans made by the corporation
                        to its subsidiaries or affiliates and borrowings by the corporation from its subsidiaries or affiliates.

                              (3) To review at least annually the risk-
                        management policy of the corporation and its program of insurance;

                              (4) To review at least annually the financial
                        status and investment performance of all the corporation's retirement and employee benefit plans;

                              (5) To select and appoint plan administrators,
                        trustees, actuaries, and investment managers (and allocate assets of the plans among investment managers, if any) and to review periodically the administration of the plans;

                              (6) To review annually the actuarial assumptions
                        and reports for the plans;

                              (7) To establish and, as appropriate, review the
                        investment and funding policies and objectives of the plans;

                              (8) To review at least annually compliance with
                        the Employee Retirement Income Security Act of 1974, as amended, and Internal Revenue Service and Department of Labor regulations;

                              (9) To review and approve plan amendments of a
                        non-material nature;

                              (10) To review and make recommendations to the
                        Board of Directors with respect to the creation of new plans of the corporation subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, plan terminations, and plan amendments of a material nature.


SECTION 3.14 (f):       DIRECTOR AFFAIRS COMMITTEE

                          Duties and Responsibilities:

                              (1) To recommend to the Board of Directors
                        criteria regarding composition of the Board of Directors, the size of the Board of Directors, the mix of employee and non-employee directors, and Board of Directors retirement and tenure policies;

                              (2) To review and make recommendations to the
                        Board of Directors regarding director compensation and benefits;

                              (3) To review qualifications of candidates for
                        Board of Directors membership;

                              (4) To screen and interview possible candidates
                        for Board of Directors membership and to assist in attracting qualified candidates;

                              (5) To recommend to the Board of Directors a slate
                        of nominees or individual nominees to be proposed for election as directors at annual meetings and other appropriate times;

                              (6) To review the qualifications and effectiveness
                        of incumbent directors and the Board of Directors.


SECTION 3.15:           OTHER COMMITTEES OF THE BOARD

                        The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, which, to the extent provided in such resolution or resolutions, shall have, and may during intervals between the meetings of the Board of Directors exercise, the powers of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee or committees shall consist of two or more of the directors of the corporation and shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. The designation of any such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, nor any member thereof, of any responsibility imposed upon it, him, or her, by law.


SECTION 3.16:           EMERITUS BOARD OF DIRECTORS

                        There shall be an "Emeritus Board of Directors" which shall consist of directors of the corporation who have retired, either by reason of age or because of being retired or otherwise permanently separated from the business or professional position which he or she held at the time of his or her election to the Board of Directors. The Emeritus Board of Directors will meet with the senior management of the corporation quarterly or at such other times as may be determined by the Board of Directors on the recommendation of the Director Affairs Committee. Retiring directors of the corporation (including officer-directors) shall be eligible to become Emeritus Directors of the corporation for a period not to exceed five (5) years or as otherwise may be determined by the Board of Directors on the recommendation of the Director Affairs Committee. By resolution of the Board of Directors, Emeritus Directors may be paid their reasonable transportation expenses, if any, of attendance at each meeting of the Emeritus Board and also may be paid a fixed sum for attendance at each such meeting or a stated salary as Emeritus Director, or both.

                        400-4

                        Section:  BY-LAWS
                                 (AMSOUTH BANCORPORATION)
                        Subject:  Article IV - Officers And Employees


                        Date:    April, 1995


SECTION 4.1:            GENERAL

                        (a) NUMBER. The officers of this corporation shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents (one or more of whom may be designated by the Board of Directors as Senior Executive Vice President, Executive Vice President, Senior Vice President, or such other title as the Board of Directors may determine), a Chief Accounting Officer, and a Corporate Secretary and may also include such other officers as the Board of Directors may from time to time determine, including, but not limited to, one or more Vice Chairmen and one or more Assistant Secretaries. Either the Chairman of the Board or the President shall be designated by the Board of Directors as the Chief Executive Officer of the corporation; the President, a Vice Chairman, or one of the Vice Presidents may be designated by the Board as the Chief Operating Officer of the corporation; and, other officers may be designated by other titles such as "Chief Compliance Officer", "Chief Financial Officer", "Chief Credit Officer", and the like.

                        (b) EXECUTIVE OFFICERS; ORDER OF AUTHORITY. As used in these by-laws, the term "Executive Officers" shall include the Chairman of the Board (if, but only if, he also is the Chief Executive Officer), the President (regardless of whether he is the Chief Executive Officer), any Vice Chairman of the Board, the Senior Executive Vice Presidents, and the Executive Vice Presidents. Their "order of authority" shall be the order in which their titles are listed above; except that, if two or more officers have the same title, their order of authority shall be any order of authority designated by the Board of Directors or the Executive Compensation and Benefits Committee.

                        (c) DUAL OFFICES. Any two or more offices in this corporation may, except where prohibited by law, be held by the same individual. In cases where an individual holds more than one office, that person shall have the authority of all offices so held and shall occupy the "order of authority" provided in these by-laws for the more senior of the offices held.

                        (d) MANNER OF ELECTION; TERM OF OFFICE. Except as provided below, all officers shall be elected annually by the Board of Directors at their first meeting next following the Annual Meeting of Shareholders of the corporation, or as soon thereafter as is practicable; and, their terms of office shall be for one (1) year, commencing upon election, or until their successors are elected and qualified, whichever occurs later.

                        The Board of Directors may, at any time and for any reason sufficient to them, elect such other officers as they may deem desirable.

                        Each of the two (2) Executive Officers having the highest order of authority has the power to elect or appoint all employees and all officers holding a title at or below that of Senior Vice President. Appointment of employees and election of persons to an office at or below the level of Senior Vice President shall be made, unless one of the said two (2) Executive Officers acts directly in a particular instance, as provided in the personnel policies of the corporation, as they may from time to time be adopted, amended, and modified. Compensation of all officers and employees shall be fixed as provided in the personnel policies of this corporation.

                        (e) REMOVAL FROM OFFICE. All officers and employees serve at the will of this corporation and may be removed from office and employment at any time, with or without cause.

                        Only the Board of Directors or its Executive Committee can remove from office the Chief Executive Officer, the Chairman of the Board, or the President.
                        All other officers and employees may be removed from office by either of the two (2) Executive Officers having the highest order of authority or by any person authorized so to do by the personnel policies of this corporation; and, unless one of the said two (2) Executive Officers acts directly in a particular instance, removal from office or employment shall be as provided in the personnel policies of the corporation, as they may from time to time be adopted, amended, and modified.

                        (f) VACANCIES Offices becoming vacant will be filled by the Board of Directors or the Executive Committee as soon as deemed practicable. In the event of a vacancy in any of the offices of the Executive Officers, any of the other Executive Officers remaining may be elected to fill the vacancy in such office for such period as the Board of Directors may determine or until further action by the Board.


SECTION 4.2:            CHIEF EXECUTIVE OFFICER

                        Subject to the control of the Board of Directors, of the Executive Committee, and of other committees of the Board having authority, the Chief Executive Officer shall be vested with authority to act for the corporation in all matters to the extent that such delegation of authority may not be contrary to law; and shall have general charge of the corporation and of its business and affairs, including authority over the detailed operations of the corporation and over its employees; and, subject to the limitations stated, shall have full power and authority to do and perform in the name of the corporation all acts necessary or proper in his opinion to be done and performed and to execute for and in the name of the corporation all instruments, agreements, and deeds which may be authorized to be executed on behalf of the corporation or which may be required by law.


SECTION 4.3:            CHAIRMAN OF THE BOARD

                        The Chairman of the Board, or in his absence, the President or other Executive Officers, in their order of authority, shall preside at all regular, called, or special meetings of the Board of Directors, the Executive Committee, and the shareholders, and at adjournments thereof.


SECTION 4.4:            PRESIDENT

                        The President shall, subject to the direction of the Board of Directors, its Executive Committee, other committees of the

                        Board of Directors having authority (and, if he is not the Chief Executive Officer, then also subject to the direction of the Chief Executive Officer), be vested with authority to act for the corporation in all matters to the extent that such delegation of authority may not be contrary to law. The President, regardless of whether he is also the Chief Executive Officer, shall have the same power to sign for the corporation as is prescribed in these by-laws for the Chief Executive Officer. The President shall perform all duties incidental to the office and shall perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.


SECTION 4.5:            OTHER EXECUTIVE OFFICERS

                        Each of the Executive Officers shall (subject to the direction of the Board of Directors and of the committees of the Board having authority and to the direction of the Chief Executive Officer) have and may exercise authority to act for the corporation in all matters to the extent that such delegation of authority may not be contrary to law and, in general, to discharge the functions and to exercise the authority vested in the Chief Executive Officer in matters not otherwise acted upon by the Chief Executive Officer or by other Executive Officers senior in the order of authority. Subject to the limitations stated above, the authority of each Executive Officer shall include authority over the operations of the corporation within his or her assigned areas of responsibility and over assigned employees, and authority to do and perform in the name of the corporation all acts necessary or proper in his or her opinion to be done and performed and to execute for and in the name of the corporation all instruments, agreements, and deeds which may be authorized to be executed on behalf of the corporation or required by law.


SECTION 4.6:            VICE PRESIDENTS

                        Any Vice President shall have the authority to execute in the name of the corporation stock certificates of the corporation and transfers, conveyances, certificates, releases, satisfactions, authentications, options, proxies, leases, including oil, gas, and other mineral leases, agreements or other instruments pertaining to investment, assets or operations of the corporation or powers held or controlled by the corporation. The Vice Presidents shall have such other powers as are from time to time conferred upon them by the Board of Directors, committees of the Board, and the Executive Officers.

SECTION 4.7:            CHIEF ACCOUNTING OFFICER OR CONTROLLER

                        An officer of the corporation shall be appointed "Chief Accounting Officer" or "Controller" and shall have custody of the corporation's general accounting records, shall prepare financial statements, tax returns, profit plans and reports to regulatory authorities, and shall have such other duties as the Chief Executive Officer or other Executive Officer may assign him from time to time.

SECTION 4.8:            THE SECRETARY

                        The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a record of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by these by-laws, by the Chief Executive Officer, or by the Board of Directors.


SECTION 4.9: EXERCISE OF AUTHORITY OF CHIEF EXECUTIVE OFFICER BY OTHER EXECUTIVE OFFICERS

                        In case of the disqualification, disability, death, resignation, or removal of the Chief Executive Officer, and until the Board of Directors has filled the vacancy, the Executive

                        Officers, in their order of authority, shall act as such Chief Executive Officer and with his full authority.


SECTION 4.10:           MANAGEMENT COMMITTEE

                        There shall be a Management Committee of the corporation to consist of such officers of the corporation and its subsidiaries as may be appointed to sit thereon by the Chief Executive Officer. The committee shall be chaired by the Chief Executive Officer and shall meet at his call.

                        The Management Committee shall develop, publish, and implement detailed policies and procedures on behalf of the corporation and its subsidiaries and affiliates under such guidelines as may from time to time be adopted by the Board of Directors, which reserves the right to amend or revoke actions of the Management Committee The Management Committee shall also have the duty to amend, make additions to, or deletions from, or revoke such policies and procedures, to the extent the committee deems such actions to be necessary and desirable. The committee shall have the duty to publish policies and procedures in the form of a manual or manuals for distribution to appropriate personnel of the corporation and its subsidiaries and affiliates.

                        In addition to the duties prescribed above, the Management Committee shall have such other and further duties and responsibilities as may from time to time be assigned to it by the Board of Directors or the Chief Executive Officer.

                           400-5

                        Section:  BY-LAWS
                                  (AMSOUTH BANCORPORATION)
                        Subject      Article V - Contracts, Loans, Checks and
                                  Deposits, Proxies

                        DATE:        April, 1995


SECTION 5.1:            CONTRACTS

                        The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.


SECTION 5.2:            LOANS

                        No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


SECTION 5.3:            CHECKS, DRAFTS, ETC.

                        All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 5.4:            DEPOSITS

                        All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

SECTION 5.5:            PROXIES

                        Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer may from time to time appoint an attorney or agent of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name and on behalf of the corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                        400-6



                        Section:  BY-LAWS
                                  (AMSOUTH BANCORPORATION)
                        Subject: Article VI - Certificates for Shares and Their Transfer

                        Date:  January, 1994


SECTION 6.1:            CERTIFICATES FOR SHARES

                        Certificates shall be issued only for whole shares and no certificate will be issued for a fractional share. Certificates representing whole shares of the corporation shall be in such form as shall be determined by the Board of Directors, such certificates shall be signed in the manner provided by the General Corporation Law of Delaware by the Chief Executive Officer and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.


SECTION 6.2:            TRANSFER OF SHARES

                        Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                        400-7

                        Section:  BY-LAWS
                                  (AMSOUTH BANCORPORATION)
                        Subject:  Article VII - Fiscal Year


                        Date:  May, 1990


SECTION 7.1: The fiscal year of the corporation shall begin on the first day of January and end on the 31st day of December in each year.

                        400-8

                        Section:  BY-LAWS
                                  (AMSOUTH BANCORPORATION)
                        Subject:  Article VIII - Dividends


                        Date:  April, 1995


SECTION 8.1: The Board of Directors or its Executive Committee may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                        400-9

                        Section:  BY-LAWS
                                  (AMSOUTH BANCORPORATION)
                        Subject:  Article IX - Seal

                        Date:  May, 1990


SECTION 9.1 The corporate seal of the corporation shall be a circular die around which shall be the words "AmSouth Bancorporation."

                        400-10

                        Section:  BY-LAWS
                                  (AMSOUTH BANCORPORATION)
                        Subject:  Article X - Waiver of Notice


                        Date:  May, 1990


SECTION 10.1: Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these by-laws, the Restated Certificate of Incorporation, or the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                        400-11

                        Section:  BY-LAWS
                                  (AMSOUTH BANCORPORATION)
                        Subject:  Article XI - Amendments


                        Date:  April, 1995

SECTION 11.1:           POWER OF DIRECTORS TO AMEND

                        The Board of Directors shall have the power to alter, amend, and repeal the by-laws of the corporation or adopt new by-laws for the corporation at any regular or special meeting of the Board.


SECTION 11.2:           POWER OF SHAREHOLDERS TO AMEND

                        (a) The shareholders may alter, amend, or repeal the by-laws of the corporation or adopt new by-laws for the corporation at any annual meeting or at a special meeting called for the purpose, and all by-laws made by the directors may be altered, amended, or repealed by the shareholders; (1) provided, however, that the affirmative vote of the holders of sixty-seven percent (67%) of the combined voting power of the then outstanding shares of capital stock of this corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal
                        Section VII of the Restated Certificate of Incorporation of this corporation, or adopt any provision of these by-laws that would cause these by-laws to be inconsistent with the provisions of Section VII of the Restated Certificate of Incorporation of this corporation; (2) provided further, however, that the affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of capital stock of this corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal Section XI of the Restated Certificate of Incorporation of this corporation or to adopt any provision of these by-laws that would cause these by-laws to be inconsistent with the provisions of Section XI of the Restated Certificate of Incorporation of this corporation; (3) provided further, however, that the affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of capital stock of this corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal any provision of Paragraph (a) of Section 3.2 of these by-laws or to adopt any provision of these by-laws that would cause these by-laws to be inconsistent with the provisions of Paragraph (a) of Section 3.2 of these by-laws; (4) provided further, however, that the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the voting stock and the affirmative vote of the holders of not less than sixty-seven percent (67%) of the voting stock held by stockholders other than an Interested Stockholder (as defined in Section VIII of the Restated Certificate of Incorporation) shall be required for the shareholders to alter, amend, or repeal Section VIII of the Restated Certificate of Incorporation of this corporation, or to adopt any provision of these by-laws that would cause these by-laws to be inconsistent with the provisions of Section VIII of the Restated Certificate of Incorporation of this corporation.

                        (b) The affirmative vote of the holders of sixty-seven percent (67%) of the combined voting power of the then outstanding shares of capital stock of this corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal Paragraph (a) (1) of this Section 11.2 of these by-laws or to adopt any provision of these by-laws that would cause these by-laws to be inconsistent with Paragraph
                        (a) (1) of this Section 11.2 of these by-laws.

                        (c) The affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of capital stock of this corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal Paragraph (a) (2) or (a) (3) of this Section 11.2 of these by-laws or to adopt any provision of these by-laws inconsistent with Paragraph (a) (2) or (a) (3) of this
                        Section 11.2 of these by-laws.

                        (d) The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the voting stock and the affirmative vote of the holders of not less than sixty-seven percent (67%) of the voting stock held by stockholders other than an Interested Stockholder (as defined in Section VIII of the Restated Certificate of Incorporation) shall be required for the shareholders to alter, amend, or repeal Paragraph (a) (4) of this
                        Section 11.2 or to adopt any provision of these by-laws that would cause these by-laws to be inconsistent with Paragraph (a) (4) of this Section 11.2 of these by-laws.